Exhibit 4.b



                          FACE OF GLOBAL FLOATING RATE NOTE


        Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Southwestern Bell Capital Corporation or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

        This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. Unless and until it is exchanged in whole or in part for Securities in definitive form in accordance with the provisions of the Indenture and the terms of the Securities, this Global Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.



        REGISTERED              SOUTHWESTERN BELL           PRINCIPAL
                               CAPITAL CORPORATION          AMOUNT
        NO. D-                                              CUSIP


                           MEDIUM-TERM NOTE, SERIES D
             Due From Nine Months To Thirty Years From Date of Issue

        ISSUE PRICE:                     INTEREST DETERMINATION DATE:

        ORIGINAL ISSUE DATE:

        SETTLEMENT DATE:                 INTEREST RESET DATES:


        RECORD DATE:


        INITIAL INTEREST RATE:           INTEREST PAYMENT DATES:



                                         INTEREST RATE:


        SPECIFIED CURRENCY:              BASE RATE:

        MINIMUM DENOMINATIONS:           MAXIMUM INTEREST RATE:
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        PRINCIPAL AMOUNT:                MINIMUM INTEREST RATE:

        MATURITY DATE:                   SPREAD:


        INDEX MATURITY:                  INTEREST PERIOD:




        CALCULATION DATE:                CALCULATION AGENT:






        REDEMPTION:



             SOUTHWESTERN BELL CAPITAL CORPORATION, a Delaware corporation (herein called "Capital Corporation") for value received, hereby promises to pay to Cede & Co., or registered assigns
             the principal sum of                                     on
             the Maturity Date specified above, and to pay interest on said principal sum, on the Interest Payment Dates for the Interest Periods specified above, at the Interest Rate specified above, and on any overdue principal and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest at the Interest Rate. The interest so payable, and punctually paid or duly provided for on each Interest Payment Date will be paid to the person in whose name this Note is registered on the close of business on the Record Date next preceding such Interest Payment Date; provided, however, that principal, premium, if any, and interest payable on the Maturity Date will be payable to the Person in whose name this Note is registered on the Maturity Date.
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             Payment of the principal of, premium, if any, and interest on this Note due at the Maturity Date will be made at the Maturity Date upon presentation of this Note, in immediately available funds, at the office or agency of Capital Corporation maintained for that purpose in the Borough of Manhattan, the City of New York, in the Specified Currency. Payment of interest on this Note due on any other Interest Payment Date will be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register. Interest (other than interest payable at maturity and upon redemption) on Notes in global form will be paid by wire transfer to The Depository Trust Company or its nominee in accordance with the Medium-Term Notes, Series D, Administrative Procedures. Any interest not punctually paid or duly provided for shall be payable as provided in the Indenture.

             The rate of interest on this Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually, as specified above under "Interest Reset Date". The rate of interest applicable to each Interest Reset Date shall be determined by the Calculation Agent as set forth above under "Interest Rate".

             As used herein, "Business Day" means any day, other than a Saturday or Sunday, on which banks in The City of New York are not required or authorized by law to close.
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             Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

             This Note shall not be valid or obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee.

             IN WITNESS WHEREOF, SOUTHWESTERN BELL CAPITAL CORPORATION has caused this instrument to be signed in its name by the facsimile signatures of its President and its Vice President and Treasurer and has caused a facsimile of its corporate seal to be imprinted hereon.

             DATED:              SOUTHWESTERN BELL CAPITAL CORPORATION

                                 BY:
                                      President


                                 BY:
                                      Vice President and Treasurer








             Trustee's Certificate of Authentication
             This is one of the Medium-Term Notes of
             the series designated herein referred to in the within-mentioned Indenture.

             THE BANK OF NEW YORK,
             as Trustee

             BY:
                  Authorized Signature

             AGENCY FOR TRANSFER, EXCHANGE AND PAYMENT:
                                       THE BANK OF NEW YORK
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                          REVERSE OF GLOBAL FLOATING RATE NOTE

                         SOUTHWESTERN BELL CAPITAL CORPORATION
                               MEDIUM-TERM NOTE, SERIES D


             This Note is one of a duly authorized issue of notes of Capital Corporation (the "Securities") of the series specified on the face hereof (hereinafter called the "Notes") limited in aggregate principal amount to U.S. $1,000,000,000 (or the equivalent thereof in one or more currencies or currency units), issued or to be issued under and pursuant to an indenture dated as of February 1, 1987, and supplemented by a First Supplemental Indenture dated as of October 1, 1990 among Capital Corporation, Southwestern Bell Corporation ("SBC") and The Bank of New York, as Trustee (the "Trustee", which term includes any successor Trustee under the Indenture), to which indenture and First Supplemental Indenture and all indentures supplemental thereto (collectively, the "Indenture") reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, Capital Corporation, SBC and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different covenants and Events of Default and may otherwise vary as provided in the Indenture.

             Unless otherwise specified on the face hereof, the authorized denominations of Notes denominated in U.S. dollars will be U.S. $1,000 and any larger amount that is an integral multiple of U.S. $1,000.

             References herein to "U.S. dollars" or to "U.S.$" are to the currency of the United States of America.

             Holders of Notes and the Trustee are entitled to the benefits of the Support Agreement dated as of November 10, 1986 (the "Support Agreement") between Capital Corporation and SBC, in which SBC has agreed to ensure the timely payment of principal, premium, if any, and interest owed on certain obligations of Capital Corporation, including the Notes; however, no Holders of Notes or the Trustee will have recourse to or against the stock or assets of Southwestern Bell Telephone Company (the "Telephone Company") or any interest of Capital Corporation or SBC in the Telephone Company.

             The Indenture contains provisions permitting Capital Corporation, SBC and the Trustee with the written consent of the Holders of a majority in principal amount of the outstanding Securities of each series affected by a supplemental indenture (with each series voting as a class), to enter into a supplemental indenture to add any provisions to or to change or eliminate any provisions of the Indenture or to modify, in each case in any manner not covered by provisions in the Indenture relating to amendments and waivers without the consent of Holders, the rights of the Holders of each such series. The Holders of a majority in principal amount of the outstanding Securities of each series affected by such waiver (with each series voting as a class), by notice to the Trustee, may waive compliance by Capital Corporation or SBC with any provisions of the Indenture, any supplemental indenture or the Securities of any such series except a default in the payment of the principal of or interest on any Security. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not a notation of such waiver is made upon this Note.

             No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the respective obligations of Capital Corporation or SBC, which are absolute and unconditional, to pay the principal of and interest on this Note (in the case of Capital Corporation) or make payments in respect thereof under the Support Agreement (in the case of SBC), at the times, place and rate, and in the coin or currency, herein prescribed.

             The Notes are issued in registered form without coupons.

             When Notes are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Notes of other authorized denominations and like tenor, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. Capital Corporation will not make any charge for any registration of transfer or exchange but may require the payment by the party requesting such registration of transfer or exchange of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

             Ownership of Notes shall be proved by the register for the Notes kept by the Registrar. Capital Corporation, SBC, the Trustee and any agent of Capital Corporation may treat the person in whose name a Note is registered as the absolute owner thereof for all purposes.

             No director, officer, employee or stockholder, as such, of Capital Corporation or SBC shall have any liability for any obligations of Capital Corporation or SBC under this Note, the Indenture or the Support Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Note.

             All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

             The Indenture and this Note shall be governed by and construed in accordance with the law of the State of New York.

             FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

             PLEASE INSERT SOCIAL SECURITY OR OTHER
                  IDENTIFYING NUMBER OF ASSIGNEE






             Please print or typewrite name and address including postal zip code of assignee the within
             Note and all rights thereunder, hereby irrevocably constituting and appointing attorney
             to transfer said Note on the books of Capital Corporation, with full power of substitution in the premises.

             Date:

                                 Signature:

                                                  NOTICE:  The signature to
                                                this assignment must
                                                correspond with the name as
                                                written upon the face of
                                                the within instrument in
                                                every particular, without
                                                alteration or enlargement
                                                or any change whatever.

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